                               SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-6(e)(2)

                              DSP COMMUNICATIONS, INC.
    --------------------------------------------------------------------------
                  (Name of Registrant as Specified in Its Charter)


    --------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)   Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
5)   Total fee paid:

     -------------------------------------------------------------------------
[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)   Amount Previously Paid:

     -------------------------------------------------------------------------
2)   Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
3)   Filing Party:

     -------------------------------------------------------------------------
4)   Date Filed:

     -------------------------------------------------------------------------

                              DSP COMMUNICATIONS, INC.
                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD MAY 12, 1998

To the Stockholders of DSP COMMUNICATIONS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of DSP Communications, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive office located at 20300 Stevens Creek Boulevard, 4th Floor, Cupertino, California 95014, on Tuesday, May 12, 1998, at 10:00 a.m., local time, for the following purposes:

          1. ELECTION OF DIRECTORS. To elect three (3) Class III Directors of the Company to serve until the 2001 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

          2. AMENDMENT TO 1996 STOCK OPTION PLAN. To approve an amendment to the Company's 1996 Stock Option Plan to increase the number of shares of Common Stock reserved and authorized for issuance thereunder from three million (3,000,000) to five million (5,000,000) shares.

          3. SELECTION OF INDEPENDENT AUDITORS. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 1998; and

          4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

     The Board of Directors has fixed the close of business on Monday, March 23, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                   By Order of the Board of Directors

                                   /s/ Nathan Hod
                                   ------------------------------------
                                   Nathan Hod,
                                   PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                   CHAIRMAN OF THE BOARD
Cupertino, California
March 30, 1998

                                Mailed to Stockholders on or about March 30,1998

                              DSP COMMUNICATIONS, INC.
               20300 STEVENS CREEK BLVD., CUPERTINO, CALIFORNIA 95014

                                  PROXY STATEMENT

GENERAL INFORMATION

     This Proxy Statement is furnished to stockholders of DSP Communications, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors (the "Board") of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, May 12, 1998 at 10:00 a.m., local time, at the Company's principal executive office located at 20300 Stevens Creek Boulevard, 4th Floor, Cupertino, California 95014, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

REVOCABILITY OF PROXY

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by: (i) delivering to the Company (to the attention of Stephen P. Pezzola, the Company's Secretary) a written notice of revocation or a duly executed proxy bearing a later date; or (ii) attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its Officers, Directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

     The close of business on Monday, March 23, 1998 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting.
As of the close of business on the Record Date, the Company had 39,779,280 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or approximately 19,889,641 of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one (1) vote on all matters. Directors shall be elected by a plurality of the votes cast.

     An automated system administered by the Company's transfer agent will tabulate votes cast by proxy and an employee of the transfer agent will tabulate votes cast in person at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. In determining whether a proposal has been approved, abstentions are counted as votes against the proposal and broker non-votes are not counted as votes for or against the proposal. If no specific instructions are given with respect to matters to be acted upon at the Annual Meeting, shares of Common Stock represented by a properly executed proxy will be voted (i) FOR the election of management's nominees for Class III Directors listed in Proposal No. 1, (ii) FOR the approval of the amendment to the 1996 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder from 3,000,000 to 5,000,000 shares, and (iii) FOR the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for fiscal 1998.

                                    PROPOSAL NO. 1
                                ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation authorizes the number of Directors to be not less than six (6), nor more than nine (9). The number of Directors on the Board is currently fixed at seven (7). The Company's Board of Directors is divided into three classes: Class I, Class II and Class III. The members of each class of Directors serve staggered three-year terms. The Board is currently composed of two Class I Directors (Messrs. Dogon and Schonzeit) whose terms will expire upon the election and qualification of Directors at the annual meeting of stockholders to be held in 1999; two Class II Directors (Messrs. Broad and Fischer) whose terms will expire upon the election and qualification of Directors at the annual meeting of stockholders to be held in 2000; and three Class III Directors (Messrs. Hod, Brownstein and Iwamoto), whose terms will expire at the Annual Meeting and who have been nominated by management to continue to serve as Class III Directors for three year terms following the Annual Meeting. At each annual meeting of stockholders, Directors will be elected for a full term of three years to succeed those Directors whose terms are expiring.

     In November 1997, Davidi Gilo resigned as a Class I Director. The remaining Directors on the Board appointed Mr. Dogon to fill the Class I vacancy in November 1997. Each of the other Directors has served on the Board since prior to the date of the Company's initial registered public offering of Common Stock, which was consummated in March 1995 (the "Initial Public Offering").

     At the Annual Meeting, the stockholders will elect three Class III Directors, each of whom will serve a three-year term until the annual meeting of stockholders to be held in 2001 or until a successor is elected or appointed and qualified or until the Director's earlier resignation or removal. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a Director if elected.

     Certain information about Messrs. Hod, Brownstein and Iwamoto, the Class III nominees, is furnished below:

     NATHAN HOD joined the Company in March 1994 as President, Chief Executive Officer and Director, and was appointed Chairman of the Board in November 1997. Between January 1993 and March 1994, he served as President and Chief Executive Officer of Nogatech Inc., a manufacturer of image processing and video compression technology products. Mr. Hod served as Managing Director of Scitex Japan K.K., a subsidiary of Scitex Corporation Ltd. ("Scitex"), a company engaged in the field of imaging and publishing systems, from June 1986 until December 1992. He had previously held several management positions throughout the world with both Scitex and Honeywell Corporation. Mr. Hod holds a Masters in Business Administration from the University of Massachusetts, Amherst.

     NEILL BROWNSTEIN was appointed as a member of the Board in February 1995. Mr. Brownstein is also President of Neill H. Brownstein Corporation, a strategic investment management consulting firm which he founded in 1976. From June 1970 to January 1995, Mr. Brownstein was associated with Bessemer Securities Corporation and Bessemer Venture Partners, and during that period he served as a founding general partner of three affiliated venture capital funds. Mr. Brownstein received a Masters in Business Administration from the Kellogg Graduate School of Management at Northwestern University and his A.B. degree from Columbia College of Columbia University.

     SHIGERU IWAMOTO has been a member of the Board since November 1994. Since January 1998, Mr. Iwamoto has served as President and Chief Executive Officer of Kenwood Technologies (U.S.A.) Incorporated, a newly formed company that he was instrumental in establishing in Cupertino, California. He served as manager of Corporate Planning of Kenwood Corporation's division of Consumer Electronics from August 1986 to May 1993 and from June 1994 to December 1997. Between June 1993 and May 1994, Mr. Iwamoto served as Vice President and Director of both Bluebell Japan Ltd., an importer and distributor of apparel, silverware and other luxury goods, and Lancel Japan Ltd., an importer, distributor and retailer of leather goods and accessories.

                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                      THE ELECTION OF THE NOMINEES NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Directors and Executive Officers of the Company:

     DIRECTORS AND EXECUTIVE OFFICERS

 NAME                      AGE     POSITION
-----------------------    ---     -------------------------------------------
 Nathan Hod                53      President, Chief Executive Officer and
                                   Chairman of the Board of Directors

 Gerald Dogon              58      Executive Vice President, Chief Financial
                                   Officer and Director

 Joseph Perl               52      Executive Vice President of Engineering and
                                   Chief Technical Officer

 Arnon Kohavi              33      Vice President of Business Development

 Stephen P. Pezzola        41      General Counsel and Corporate Secretary

 Lewis S. Broad (1)(2)     41      Director

 Neill H. Brownstein (1)   54      Director

 Shigeru Iwamoto (2)       57      Director

 Andrew W. Schonzeit (2)   41      Director

 Avraham Fischer           42      Director

 ----------------------------------------
 (1) Member of the Audit Committee
 (2) Member of the Compensation Committee

     LEWIS BROAD has been a member of the Board since October 1992. Mr. Broad is a private investor. He is also a member of the Board of MET Trading, L.L.C., an equity option and index option trading firm. Mr. Broad is an owner of Signs of Imagination, Inc., a manufacturer and marketer of custom signs. He holds a B.A. degree from Cornell University and a Masters of Business Administration from the Wharton School, University of Pennsylvania.

     GERALD DOGON joined the Company in August 1994 as Senior Vice President and Chief Financial Officer and was appointed as Executive Vice President in July 1996, and a Director in November 1997. Between April 1992 and August 1994, he served as Director of Finance of Nilit Ltd., an Israeli manufacturer of nylon fibers. From March 1991 to March 1992, Mr. Dogon served as Vice President of Finance of Mul-T-Lock Ltd., an Israeli manufacturer of high security devices. Between March 1989 and March 1991, he served as Manager of the International Division of the Israel General Bank Ltd. From December 1987 to March 1989, he served as Chief Financial Officer of Indigo Ltd., an Israeli developer of imaging systems. Prior to December 1987, he was employed for 17 years by Scitex, where he last served as Executive Vice President and Chief Financial Officer. Mr. Dogon holds a Bachelors degree from the University of Cape Town, South Africa.

     AVRAHAM FISCHER, has been a member of the Board since June 1996. Mr. Fischer is a senior partner in the law firm of I. Fischer & Co., of Tel Aviv, Israel, where he has served since 1983.

     ANDREW SCHONZEIT has been a member of the Board since October 1992. He has served as the President of Idesco Corp., a manufacturer and distributor of identification, security and safety products, since 1984 and as its Chairman of the Board since 1989.

     JOSEPH PERL joined the Company in July 1990 as director of the Company's research and development activities in digital communications, and in May 1993 he was promoted to Vice President of Engineering and Chief Technical Officer.
In July 1996, Dr. Perl was appointed as Executive Vice President of Engineering of the Company. Between August 1988 and June 1990, Dr. Perl served as the Chief Scientist of the Communications Group of Tadiran Ltd., an Israeli electronics and communications equipment manufacturer. Dr. Perl has also served as an adjunct professor at Tel Aviv University and Florida State University. Dr. Perl received his doctorate degree in electrical engineering from Colorado State University.

     ARNON KOHAVI joined the Company in July 1994 as Director of Strategic Planning, and in October 1995 he was promoted to Vice President of Business Development of the Company. From May 1994 until July 1994, Mr. Kohavi was Manager of Business Development of DSP Group, Inc., and from January 1993 until February 1994, he served as Marketing Manager of Actodyne General, a privately-owned musical instrument company. From January 1992 until January 1993, Mr. Kohavi was an associate with Robert Charles Lesser & Co., a management consulting firm.

     STEPHEN P. PEZZOLA joined the Company in September 1996 as General Counsel and was appointed as Corporate Secretary in January 1997. Mr. Pezzola devotes approximately one-third of his time to the Company. From May 1986 until December 1996, Mr. Pezzola was a founding partner and president of the law firm of Pezzola & Reinke, APC, of Oakland, California. Since September 1996, Mr. Pezzola has also been a member of Gilo Group, LLC, an investment company. Since September 1996, he has also served as General Counsel of Zen Research, N.V., a developer of high-speed CD ROM-reading equipment, and of PhaseCom, Inc., a developer of high speed cable modems. Mr. Pezzola received his Juris Doctor degree from Boalt Hall, University of California at Berkeley.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

     There are no family relationships among any of the Directors or Executive Officers of the Company, except that Mr. Schonzeit and Mr. Broad are brothers-in-law.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1997, the Board met eight times and acted by written consent five times. No Director attended fewer than 75% of the aggregate of the total number of meetings of the Board, plus the total number of all meetings of committees of the Board on which he served. The Board currently has two committees: the Compensation Committee and the Audit Committee.

     The Compensation Committee held five meetings in 1997 and acted by written consent five times. The Compensation Committee currently consists of Messrs. Broad, Iwamoto and Schonzeit. Its functions are to establish and apply the Company's compensation policies with respect to the Company's Executive Officers, and to administer the Company's stock option plans.

     The Audit Committee held four meetings in 1997. The Audit Committee currently consists of Messrs. Brownstein and Broad. The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive any compensation for their services as Directors. Each nonemployee Director receives an annual retainer of $20,000, payable in quarterly installments of $5,000 each at the end of each fiscal quarter. The retainer contemplates attendance at four Board meetings per year. Additional Board meetings of a face-to-face nature are compensated at the rate of $1,000 per meeting. Additional Board meetings on a telephonic basis are compensated at the rate of $250 per meeting. In addition, committee meetings of a face-to-face nature held on a day other than a Board meeting are compensated at the rate of $500 per meeting or, if a committee meeting is held on a telephonic basis, at the rate of $250 per meeting. All Directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

     Each nonemployee Director of the Company is also entitled to participate in the Company's 1995 Director Stock Option Plan (the "Director Option Plan"). The Board of Directors and the stockholders have authorized a total of 600,000 shares of Common Stock for issuance under the Director Option Plan. The Director Option Plan provides for the grant of nonstatutory options to nonemployee Directors of the Company. The Director Option Plan is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board of Directors.

     The Director Option Plan provides that each eligible Director is granted an option to purchase 32,000 shares of Common Stock (the "First Option") on the later of the effective date of the Initial Public Offering (March 7, 1995) or the date on which the optionee first becomes a Director of the Company. Thereafter, each nonemployee Director is to be granted an option to purchase 8,000 additional shares of Common Stock (a "Subsequent Option") on January 1 of each year if, on such date, he or she shall have served on the Company's Board of Directors for at least six months.

     Options granted under the Director Option Plan have a term of ten years unless terminated sooner upon termination of the optionee's status as a Director or otherwise pursuant to the Director Option Plan. No option granted under the Director Option Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by such optionee. The Director Option Plan provides that the First Option shall become exercisable as to 25% of the shares subject to the First Option on the first anniversary of the date of grant of the First Option and is to become exercisable as to 6.25% of the shares subject to the First Option at the end of each three-month period thereafter. Each Subsequent Option becomes exercisable in full on the first anniversary of the date of its grant.

     The exercise price of all stock options granted under the Director Option Plan is equal to the fair market value of a share of the Company's Common Stock on the date of grant of the option. Fair Market Value is defined under the Director Option Plan as the closing sale price of the Common Stock as reported on the New York Stock Exchange on the date of grant.

     In the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, the Director Option Plan requires that each outstanding option be assumed or an equivalent option substituted by the successor corporation. The Director Option Plan will terminate in March 2005. The Board of Directors may amend or terminate the Director Option Plan; provided, however, that no such action may adversely affect any outstanding options, and the provisions of the Director Option Plan affecting the grant and terms of options granted thereunder may not be amended more than once in any six-month period. Executive officers of the Company are not eligible to participate in the Director Option Plan.

     On January 1, 1997, each of Lewis Broad, Neill Brownstein, Avraham Fischer, Shigeru Iwamoto and Andrew Schonzeit, were granted Subsequent Options to purchase 8,000 shares of Common Stock, at an exercise price of $19.375 per share, under the Director Option Plan.

     In 1997, the Company accrued $50,000 in expenses for consulting services performed by Neill Brownstein. However, at the request of Mr. Brownstein, the Company has deferred payment of these fees.

                               SECURITY OWNERSHIP OF
                      CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 23, 1998, by (i) each stockholder known to the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each of the Company's Directors;
(iii) the Chief Executive Officer, three other Executive Officers of the Company and two former Executive Officers; and (iv) all Executive Officers and Directors of the Company as a group. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table, based on information provided by such persons, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.



 NAME AND ADDRESS OF                                        AMOUNT & NATURE OF
 BENEFICIAL OWNER                                         BENEFICIAL OWNERSHIP (1)  PERCENT OF CLASS(1)
 --------------------                                     ------------------------  -------------------
 Chancellor LGT Asset Management, Inc., et al. (2)               2,717,000                  6.8%
 50 California Street, 27th Floor
 San Francisco, CA  94111
 John Hancock Mutual Life Insurance Co., et al (3)               2,302,000                  5.8%
 Corporate Division T-55
 P.O. Box 111
 Boston, MA 02117
 Pioneering Management Corp. (4)                                 2,215,000                  5.6%
 60 State Street
 Boston, MA  02109-1820
 FMR Corp. (5)
 82 Devonshire Street                                            2,228,400                  5.6%
 Boston, MA 02109
 Davidi Gilo (6)                                                 1,964,774                  4.9%
 Nathan Hod (7)                                                    286,518                    *
 Joseph Perl (8)                                                   174,139                    *
 Gerald Dogon (9)                                                  295,056                    *
 Arnon Kohavi (10)                                                 101,372                    *
 Lewis S. Broad (11)                                               194,000                    *
 Andrew W. Schonzeit (12)                                          104,464                    *
 Shigeru Iwamoto (13)                                               17,000                    *
 Neill H. Brownstein (14)                                          137,117                    *
 Avraham Fischer (15)                                               22,000                    *
 Michael Lubin (16)                                                     --                   --
 All Directors and Executive Officers as
   a group (11 persons) (17)(18)                                 3,315,381                  8.1%


----------------------------
*    Less than 1%
(1) Number of shares and percentage ownership include shares issuable pursuant to stock options held by the person in question exercisable within 60 days after March 23, 1998. Percentages are based on 39,779,280 shares outstanding as of March 23, 1998.
(2) With respect to information relating to Chancellor LGT Asset Management, Inc., and related entities, the Company has relied on information supplied by such entities in its Schedule 13G filing with the Securities and Exchange Commission (the "Commission") dated February 10, 1997.
(3) With respect to information relating to John Hancock Mutual Life Insurance Company., and related entities, the Company has relied on information supplied by such entities in its Schedule 13G filing with the Commission dated January 27, 1998.
(4) With respect to information relating to Pioneering Management Corp., the Company has relied on information supplied by such entity on its Schedule 13G filing with the Commission dated January 6, 1998.
(5) With respect to information relating to FMR Corporation, and related entities, the Company has relied on information supplied by such entities in its Schedule 13G filing with the Commission dated February 10, 1998. Pursuant to the Schedule 13G, FMR Corporation has the sole voting power with respect to only 142,900 of these shares and has sole investment power with respect to all 2,228,400 shares.
(6) Includes (i) 1,313,704 shares held by Harmony Management, Inc., of which Davidi Gilo and Shamaya Gilo are the sole shareholders, (ii) 382,657 shares held by The Davidi and Shamaya Gilo Trust, of which Mr. Gilo serves as trustee, and (iii) 100,000 shares held by the Gilo Family Foundation, of which Mr. Gilo serves as President. Also includes 168,413 shares issuable pursuant to stock options. Excludes 1,353,340 shares held in three trusts for the benefit of Mr. Gilo's children, as to which Mr. Gilo has no voting or investment power; Mr. Gilo disclaims any beneficial ownership of such shares.
(7)  Includes 282,037 shares issuable pursuant to stock options.
(8)  Includes 172,361 shares issuable pursuant to stock options.
(9)  Includes 293,422 shares issuable pursuant to stock options.
(10) Includes 92,184 shares issuable pursuant to stock options.
(11) Includes 16,000 shares issuable pursuant to stock options.
(12) Includes 32,000 shares issuable pursuant to stock options. Excludes 16,000 shares held in four trusts for the benefit of Mr. Schonzeit's children, as to which Mr. Schonzeit has no voting or investment power. Mr. Schonzeit disclaims any beneficial ownership of such shares.
(13) Includes 17,000 shares issuable pursuant to stock options.
(14) Includes 74,373 shares issuable pursuant to stock options.
(15) Includes 22,000 shares issuable pursuant to stock options.
(16) Mr. Lubin, a former Executive Vice President of the Company, left the Company in December 1997.
(17) See Footnotes (6) through (15). Includes 1,184,569 shares issuable pursuant to stock options.
(18) Includes shares beneficially owned by Davidi Gilo, who served as Chairman of the Board through November 1997, but who is no longer an Executive Officer or Director of the Company. Also includes shares beneficially owned by Stephen Pezzola, the Company's General Counsel.

                                   PROPOSAL NO. 2
                            AMENDMENT OF THE COMPANY'S
                               1996 STOCK OPTION PLAN

     The Company's stockholders are being asked to act upon a proposal to ratify the action of the Board of Directors amending the 1996 Stock Option Plan (the "1996 Plan"), to increase the number of shares of Common Stock reserved and authorized for issuance under the 1996 Plan from 3,000,000 to 5,000,000 shares.

     The Board adopted the amendment to the 1996 Plan to effect an increase in the number of shares available for issuance under the 1996 Plan pursuant to options granted to its employees, directors and consultants. The purpose of the increase is to enable the Company to continue to retain talented personnel and to attract new talented personnel by offering them participation in the Company's 1996 Plan. Management believes that without such incentive it will be unable to attract and retain talented new employees, directors and consultants.

     A general description of the principal terms of the 1996 Plan, the amendment approved by the Board of Directors, and the purpose of such amendment are set forth below. This description is qualified in its entirety by the terms of the 1996 Plan, as proposed to be amended, which is attached to this Proxy Statement as EXHIBIT A and is hereby incorporated herein by reference.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT OF THE 1996 PLAN.

GENERAL DESCRIPTION

     The 1996 Plan was adopted by the Company's Board of Directors in September 1996 and was approved by the Company's stockholders in November 1996. A total of 3,000,000 shares were initially reserved for issuance under the 1996 Plan.
In January 1998, subject to the approval of the Company's stockholders at the Annual Meeting, the Board amended the 1996 Plan to increase the number of shares of Common Stock reserved and authorized for issuance under the 1996 Plan from 3,000,000 to 5,000,000 shares. Options granted under the 1996 Plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or nonstatutory stock options. SEE, "Certain Federal Income Tax Information" below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options.

     As of March 9, 1998, there were 2,034,500 outstanding options under the 1996 Plan, 865,000 options had been exercised under the 1996 Plan and 100,500 shares remained available for issuance under the 1996 Plan. In addition, as of March 9, 1998, there were 3,627,772 outstanding options under the Company's 1995 Employee and Consultant Stock Plan (the "1995 Plan"), and 309,644 shares remained available for issuance under the 1995 Plan. As of March 9, 1998, there were also 164,721 outstanding options under the Company's Israeli Key Employee Stock Option Plan, and 290,444 outstanding options under the 1994 U.S. Employee Stock Option Plan, both of which Plans were terminated for new grants in March 1995, and there were 242,000 outstanding options under the Company's 1996 Nonstatutory Employee and Consultant Stock Option Plan, which plan was terminated for new grants in November 1996.

     In addition to the above option plans, the Company has a 1995 Employee Stock Purchase Plan, pursuant to which employees of the Company may purchase the Company's Common Stock periodically through payroll deductions, and a 1995 Director Stock Option Plan, pursuant to which automatic option grants are made annually to the Company's non-employee directors.

     PURPOSES. The purposes of the 1996 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive for employees, directors and consultants of the Company and to promote the success of the Company's business.

     ADMINISTRATION. With respect to the grant of options to directors or employees who are also officers or directors, the 1996 Plan currently is administered by (i) the Board of Directors of the Company; or (ii) a committee designated by the Board and constituted in such a manner as to comply with applicable laws and to permit such grants and related transactions to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in accordance with Rule 16b-3. With respect to grants to employees or consultants who are neither officers nor directors of the Company, the 1996 Plan currently is administered by the Board or by a committee of the Board. Currently, the 1996 Plan is administered by the Compensation Committee of the Board with respect to grants to employees, officers and consultants of the Company, and by the Board with respect to grants to directors who are not employees of the Company.

     The administrators of the 1996 Plan have full power to select, from among the employees, directors and consultants of the Company eligible for grants, the individuals to whom options will be granted, to determine the specific terms and conditions of each grant, including the number of shares subject to each option, to amend the terms of outstanding options granted under the 1996 Plan (except that any amendments that would adversely affect an optionee's rights under an outstanding option may not be made without the optionee's written consent), and to interpret and construe the terms of the 1996 Plan and options granted thereunder, all subject to the provisions of the 1996 Plan. The interpretation and construction of any provision of the 1996 Plan by the administrators are final and conclusive. Members of the Board receive no additional compensation for their services in connection with the administration of the 1996 Plan.

     ELIGIBILITY. The 1996 Plan provides that options may be granted to employees (including officers and directors who are also employees), directors and consultants to the Company or its subsidiaries. Options granted under the 1996 Plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or nonstatutory stock options. Incentive stock options may only be granted to employees. SEE, "Certain Federal Income Tax Information" below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options. The 1996 Plan is designed to comply with the provisions of the rules and regulations promulgated under Section 16 of the Exchange Act.

     STOCK OPTIONS. Each option granted under the 1996 Plan is to be evidenced by a written stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

          (a) EXERCISE OF THE OPTION. The Board or its committee determines on the date of grant when options will become exercisable. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. The acceptable methods of payment for shares issued upon exercise of an option are set forth in the option agreement and may consist of (1) cash; (2) check; (3) promissory note; (4) shares of Common Stock having a fair market value equal to the aggregate exercise price of the options being exercised; (5) the delivery of a properly executed exercise notice together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise and delivery to the Company of the amount of sale or loan proceeds required to pay the exercise price; (6) any combination of the foregoing methods; or (7) such other consideration and method of payment as may be determined by the 1996 Plan administrators and permitted under applicable laws.

          (b) EXERCISE PRICE. The exercise price of options granted under the 1996 Plan is determined on the date of grant. The exercise price of incentive stock options must be at least 100% of the fair market value per share of the Common Stock at the time of grant. In the case of incentive stock options granted to an employee who at the time of grant owns more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the exercise price must be at least 110% of the fair market value per share of the Common Stock at the time of grant. The exercise price of nonstatutory stock options must be at least 85% of the fair market value per share of the Common Stock at the time of grant. In the event of the grant of a nonstatutory option with an exercise price below the then fair market value of the Common Stock, the difference between fair market value on the date of grant and the exercise price would be treated as a compensation expense for accounting purposes and would therefore affect the Company's earnings. For purposes of the 1996 Plan, fair market value is defined as the closing sale price of the Common Stock as reported on the New York Stock Exchange on the date of grant.

          (c) TERMINATION. If the optionee's employment, directorship or consulting relationship with the Company is terminated for any reason (other than death or disability), options may be exercised within such period as is determined by the Board or its committee (up to three months in the case of incentive stock options) after such termination as to all or part of the shares as to which the optionee was entitled to exercise at the date of such termination, provided that the option is exercised no later than its expiration date.

          (d) DISABILITY. If an optionee is unable to continue his or her employment, directorship or consulting relationship with the Company as a result of disability, options may be exercised at any time within 12 months from the date of disability to the extent such options were exercisable at the date of disability, provided that the option is exercised no later than its expiration date. With respect to incentive stock options, if the disability is not a "disability" as defined in Section 22(e)(3) of the Code, an optionee's incentive stock options shall automatically convert into nonstatutory options on the day three months and one day following the date of termination of the optionee.

          (e) DEATH. If an optionee should die while serving as an employee, director or consultant of the Company, options may be exercised at any time within 12 months after the date of death by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent that such options would have been exercisable by the optionee at the date of death, provided that the option is exercised no later than its expiration date. If an optionee should die within 60 days (or such other period of time not exceeding three months as is determined by the Board or its committee) after the termination of his or her employment or consulting relationship, the options may be exercised at any time within 12 months after the date of death by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent that such options would have been exercisable by the optionee at the date of death, provided that the option is exercised no later than its expiration date.

          (f) TERM AND TERMINATION OF OPTIONS. At the time an option is granted, the Board or its committee determines the period within which the option may be exercised. In no event may the term of an incentive stock option be longer than 10 years. No option may be exercised by any person after the expiration of its term. An incentive stock option granted to an optionee who, at the time such option is granted, owns stock possessing more than 10% of the voting power of all classes of stock of the Company, may not have a term of more than five years.

          (g) TRANSFERABILITY OF OPTIONS. An incentive stock option is not transferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee. A nonstatutory option shall be transferable to the extent determined by the administrator and as provided in an optionee's option agreement.

          (h) OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1996 Plan as may be determined by the Board or its committee.

     ADJUSTMENTS; MERGERS AND ASSET SALES. In the event any change, such as a stock split, reverse stock split, stock dividend, or combination or reclassification of the Common Stock, is made in the Company's capitalization without receipt of consideration by the Company, which results in an increase or decrease in the number of outstanding shares of Common Stock, an appropriate adjustment shall be made in the number of shares under the 1996 Plan and the price per share covered by each outstanding option.

     In the event of the merger or consolidation of the Company in which the Company is not the surviving corporation, or a proposed sale, transfer or other disposition of all or substantially all of the assets of the Company in connection with the complete liquidation or dissolution of the Company, each outstanding option shall automatically become fully vested and exercisable and released from any restrictions on transfer and repurchase or forfeiture rights, unless such option is assumed or substituted by such successor corporation, or such option is replaced with a comparable cash incentive program of the successor corporation, or unless the vesting, exercisability and release of such option is subject to other limitations imposed by the 1996 Plan administrators at the time of granting such options.

     AMENDMENT, SUSPENSION AND TERMINATION OF THE 1996 PLAN. The Board may amend the 1996 Plan at any time or from time to time or may suspend or terminate the 1996 Plan without approval of the stockholders; provided, however, that stockholder approval is required for any amendment to the 1996 Plan for which stockholder approval would be required under applicable law, as in effect at the time. Any amendment, suspension or termination of the 1996 Plan, including the Amendment to be voted upon at the Annual Meeting, shall not affect options already granted, and such options shall remain in full force and effect, unless mutually agreed otherwise in writing between the optionee and the Plan administrators. The Board may accelerate any option or waive any condition or restriction pertaining to such option at any time. The Board may also substitute new stock options for previously granted stock options, including previously granted stock options having higher option prices, and may reduce the exercise price of any option to the then current fair market value, if the fair market value of the Common Stock covered by such option shall have declined since the date the option was granted. In any event, the 1996 Plan shall terminate in September 2006. Any options outstanding under the 1996 Plan at the time of its termination shall remain outstanding until they expire by their terms.

AMENDED PLAN BENEFITS

     The Company cannot now determine the number of options to be granted in the future under the 1996 Plan, as proposed to be amended, to its executive officers, directors or employees. The table under the caption "Option Grants in 1997" provides information with respect to the grant of options to the Named Executive Officers of the Company during 1997. The following table sets forth additional information with respect to options granted under the 1996 Plan during 1997:

                                                               WEIGHTED
                                                                AVERAGE
                                                 % OF TOTAL    EXERCISE
                                      OPTIONS      OPTIONS     PRICE PER
       IDENTITY OF GROUP            GRANTED(1)     GRANTED     SHARE(1)
 -----------------------------      ----------    --------    ----------
 Executive Officers as a group       1,620,000      46.3%       $ 10.03

 Employees that are not
 Executive Officers, as a  group     1,880,500      53.7%       $ 13.89

 Directors that are not
 Executive Officers, as a group             --        --             --


(1) The number of options granted and the exercise prices include the repricing of options under the Repricing Program. See "-- Repricing of Options."


CERTAIN FEDERAL INCOME TAX INFORMATION

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time of grant or exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise, any gain or loss will be treated as capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is subject to Section 16 of the Exchange Act. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

     An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as capital gain or loss.

     An optionee's gain or loss on the sale or exchange of his shares, to the extent any gain is not treated as ordinary income under the foregoing rules, will generally represent capital gain. As of 1997, the rules governing the holding period computations for capital gain have changed. Under current law, the following holding periods and maximum federal tax rates will generally apply:

                       CLASSIFICATION OF   MAXIMUM FEDERAL
  HOLDING PERIOD          GAIN OR LOSS        TAX RATE
  --------------       ----------------   ----------------
  One Year or Less         Short-Term          39.6%

  More Than One Year,       Mid-Term           28.0%
  Not More Than 18 Months

  More Than 18 Months       Long-Term          20.0%


These classifications and maximum rates are subject to several special computational rules, and optionees are instructed to consult their personal tax advisors concerning their own tax situations.

     The Company will generally be entitled to a tax deduction in the same amount as the ordinary income recognized by an optionee with respect to shares acquired upon exercise of an option.

     The foregoing summary of the federal income tax consequences of 1996 Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss foreign, state or local tax consequences.

SHARES RESERVED FOR ISSUANCE

     The Company has reserved 3,000,000 shares of Common Stock for issuance under the 1996 Plan. In order to continue to attract new talented employees, directors and consultants, it is proposed that the 1996 Plan be amended, and that the Company increase the number of shares of Common Stock reserved for issuance thereunder to 5,000,000 shares of Common Stock.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented by proxy at the Annual Meeting is required to approve the amendment of the 1996 Plan to increase the number of shares of Common Stock reserved and authorized for issuance under the 1996 Plan from 3,000,000 to 5,000,000 shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT OF THE 1996 PLAN. AN ABSTENTION WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

                                   PROPOSAL NO. 3
                RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP served as the Company's independent auditors in 1997, and have been appointed by the Board to continue as the Company's independent auditors for the Company's fiscal year ending December 31, 1998. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.


             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
        OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT
                   AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998

                     EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation earned for the years ended December 31, 1997, 1996 and 1995, by the Company's Chief Executive Officer, each of the three other most highly compensated Executive Officers of the Company and two former Executive Officers of the Company (collectively, the "Named Executive Officers").
                              SUMMARY COMPENSATION TABLE

                                                                                                   Long Term
                                                                                                 Compensation
                                                               ANNUAL COMPENSATION                   Awards
                                                       -----------------------------------       ------------
                                                                                                  Securities
                                                                                                  Underlying          All Other
                                                           SALARY              Bonus(1)             Options        Compensation(2)
 NAME AND PRINCIPAL POSITION                 YEAR             ($)                  ($)                  (#)                 ($)
----------------------------------      -----------    ------------       ----------------       ------------     -----------------

 Nathan Hod                                1997           $200,000             $     --             400,000(3)        $23,838(4)
      Chairman of the Board, Chief         1996            200,000              250,000             200,000                --
      Executive Officer and                1995            175,000               85,000             219,356                --
      President

 Gerald Dogon                              1997           $169,812             $     --             200,000(5)        $29,550(6)
      Executive Vice President and         1996            162,853               130,000            200,000            12,060
      Chief Financial Officer              1995            143,173                43,757            242,600            27,442

 Joseph Perl                               1997           $191,695             $     --                  --           $24,384(8)
      Executive Vice President of          1996            176,678               130,000            400,000            12,574
      Engineering and Chief                1995            196,190(7)             47,095            266,060            52,690
      Technical Officer

 Arnon Kohavi                              1997           $129,320             $ 26,235             140,000(9)             --
      Vice President of Business           1996            121,800               27,500                  --                --
      Development                          1995             86,604               40,000             200,000                --

  Davidi Gilo (10)                         1997           $300,000             $     --           1,170,000(11)            --
      Former Chairman of the Board         1996            300,000              375,000             770,000                --
                                           1995            261,667              162,223             354,840                --

 Michael Lubin (12)                        1997           $153,788             $     --             800,000(5)        $88,846(13)
      Former Executive Vice President      1996             69,167               25,000             800,000                --
                                           1995                --                    --                 --                 --

---------------------------------------

(1)  The Company's Executive Officers are eligible for annual cash bonuses.
     Such bonuses are generally based upon achievement of corporate performance objectives determined by the Compensation Committee; however, the bonuses of the Chief Executive Officer and the Chief Financial Officer are specified in employment agreements, subject to increases as may be awarded by the Compensation Committee. Bonuses are awarded by the Chief Executive Officer based upon individual, as well as corporate performance (except the bonuses provided in employment agreements). The Company generally pays bonuses in the year following that in which the bonuses were earned.

(2) On behalf of Dr. Perl and Mr. Dogon, the Company makes monthly payments to a severance fund, a pension fund and a risk/disability fund. The amounts held in such funds on their behalf are generally payable to them upon termination of their employment with the Company. Amounts paid in 1995 include (i) $1,741 in retroactive severance pay to Mr. Dogon for 1994, and
     (ii) $26,950 in retroactive severance pay to Dr. Perl for previous years.

(3) 200,000 of such options represent options granted prior to 1997 that were repriced in March 1997 in connection with the repricing program.
     See "--Repricing of Options."

(4)  Payment to Mr. Hod for accrued but unused vacation pay.

(5) All of such options represent options granted prior to 1997 that were repriced in March 1997 in connection with the repricing program.
     See "--Repricing of Options."

(6) Includes $16,842 paid to Mr. Dogon for accrued but unused vacation, and $12,708 paid to the severance, pension and disablity funds referenced in footnote 2.

(7)  Includes forgiveness of a loan to Dr. Perl in the amount of $25,000.

(8) Includes $10,224 paid to Dr. Perl for accrued but unused vacation, and $14,160 paid to the severance, pension and disablity funds referenced in footnote 2.

(9) Includes 70,000 options that were granted in January 1997 and were subsequently terminated in March 1997 in connection with the repricing program. See "--Repricing of Options."

(10) Mr. Gilo resigned as Chairman of the Board in November 1997.

(11) 770,000 of such options represent options granted prior to 1997 that were repriced in March 1997 in connection with the repricing program.
     See "--Repricing of Options."

(12) Mr. Lubin joined the Company in June 1996 and left the Company in December 1997.

(13) Severance and unused vacation payment in connection with Mr. Lubin's termination from the Company.

                                    OPTION GRANTS

     The following table sets forth certain information with respect to stock options granted during 1997 to each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually, calculated based on the closing price of the Common Stock on the grant date. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                                OPTION GRANTS IN 1997

                                        INDIVIDUAL GRANTS(1)
                          ------------------------------------------------
                            NUMBER OF                                                             POTENTIAL REALIZABLE VALUE AT
                            SECURITIES      % OF TOTAL                                            ASSUMED ANNUAL RATES OF STOCK
                           UNDERLYING         OPTIONS                                          PRICE APPRECIATION FOR OPTION TERM
                             OPTIONS        GRANTED TO                                       ------------------------------------
 NAME                         GRANTED        EMPLOYEES          EXERCISE       EXPIRATION
                                                                                                 5%                10%
                                 (#)          IN 1997          PRICE ($/Sh)         DATE
                          ------------     -----------       -------------     -----------  -------------      ----------------
 Nathan Hod               100,000(2)           1.61%            $ 10.875         3/06/02       $  172,828          $  502,879
                          100,000(2)           1.61%            $ 10.875         3/06/03       $  235,844          $  661,916
                          200,000              3.23%            $  6.813         4/25/02       $  376,461          $  831,881
 Gerald Dogon             100,000(2)           1.61%            $ 10.875         3/06/02       $  172,828          $  502,879
                          100,000(2)           1.61%            $ 10.875         3/06/03       $  235,844          $  661,916

 Joseph Perl                   --               --                 --               --                --                   --

 Arnon Kohavi              70,000(3)           1.13%            $ 24.250         1/16/02       $  468,988          $1,036,341
                           70,000              1.13%            $ 10.875         3/06/02       $  120,980          $  352,015

 Davidi Gilo              420,000(2)           6.78%            $ 10.875         3/06/02       $  725,878          $2,112,090
                          350,000(2)           5.65%            $ 10.875         3/06/03       $  825,456          $2,316,708
                          400,000              6.46%            $  6.813         4/25/02       $  752,923          $1,663,762
 Michael Lubin(4)         400,000(2)           6.46%            $ 10.875         3/06/03       $  943,378          $2,647,666
                          400,000(2)           6.46%            $ 10.875         3/06/05       $1,485,949          $4,117,176


-----------------------------

(1) All options were granted pursuant to the 1995 Employee and Consultant Stock Plan or the 1996 Stock Option Plan.
(2) Represents options granted prior to 1997 that were repriced in March 1997 in connection with the repricing program. The previously granted options were terminated in the repricing program. See "-- Repricing of Options."
(3) These options were granted in January 1997, and were subsequently terminated in March 1997 in connection with the repricing program. See "-- Repricing of Options."
(4) Mr. Lubin, a former Executive Vice President, left the Company in December 1997. All options granted to Mr. Lubin were cancelled upon the termination of Mr. Lubin's employment.

OPTION EXERCISES AND OPTION VALUES

     The following table sets forth information concerning option exercises during 1997, and the aggregate value of unexercised options as of December 31, 1997 held by each of the Named Executive Officers:

                         AGGREGATED OPTION EXERCISES IN 1997
                        AND OPTION VALUES AT DECEMBER 31, 1997

                                                            NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED              VALUE OF UNEXERCISED
                                AGGREGATE OPTION                 OPTIONS AT                   IN-THE-MONEY OPTIONS AT
                               EXERCISES IN 1997              DECEMBER 31, 1997                 DECEMBER 31, 1997(1)
                        ----------------------------   ------------------------------    --------------------------------
                          SHARES         VALUE
                        ACQUIRED ON     REALIZED
 NAME                   EXERCISE (#)     ($)(2)        EXERCISABLE     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
 -----------           ------------   --------------   ------------    --------------    -------------    ---------------
 Nathan Hod               245,000      $ 3,362,387        178,520          314,038        $ 1,811,908       $ 1,241,703
 Gerald Dogon              65,500      $ 1,263,909        200,305          328,053        $ 1,654,743       $ 1,298,352

 Joseph Perl              139,500      $ 2,638,829        147,625          499,773        $ 1,119,924       $ 1,450,341

 Arnon Kohavi              24,262      $   411,217         49,765          164,513        $   334,828       $   720,198

 Davidi Gilo              816,989      $ 6,340,035         14,785          693,066        $   120,128       $ 1,711,161
 Michael Lubin (3)             --               --             --               --                 --                --


-----------------------
(1) Calculated on the basis of the closing sale price of the Common Stock as reported on the New York Stock Exchange on December 31, 1997 of $12.00 per share, minus the exercise price.
(2) Calculated on the basis of the closing sale price of the Common Stock as reported on the Nasdaq National Market (where the Common Stock was traded prior to being listed on the New York Stock Exchange in December 1997), on the date of exercise, minus the exercise price.
(3) Mr. Lubin, a former Executive Vice President, left the Company in December 1997.


REPRICING OF OPTIONS

COMPENSATION COMMITTEE REPORT ON REPRICING OF OPTIONS

     In March 1997, the Compensation Committee adopted an option repricing program for previously granted options to the Company's officers and employees. The Compensation Committee believed that the relationship between the exercise price of certain of its options and the recent market price of the Company's Common Stock did not provide effective equity incentives for the Company's officers and employees. Equity incentives are a significant component of the total compensation package of the Company's employees and play a substantial role in the Company's ability to retain the services of individuals essential to the Company's long-term success. The Compensation Committee felt that the Company's ability to retain key employees would be significantly impaired unless value was restored to their options. Accordingly, the Compensation Committee determined it was necessary to effect an option repricing program ("Repricing Program") to provide realistic incentives for the officers and employees to whom such options had been granted.

     In light of the Company's circumstances at the time and the competitive environment for its employees, the Compensation Committee adopted the Repricing Program to reprice certain options. Under the terms of the Repricing Program, for a period of thirty days after the date on which the Company delivered written notice to the employees and officers of the Company: (i) employees of the Company whose option exercise prices were greater than $9.875 per share were offered the opportunity to reprice their option exercise prices to $9.875 per share, the closing market price of the Company's Common Stock as reported on the Nasdaq National Market
("NASDAQ\NMS") on March 6, 1997, on which the Company's Common Stock was traded prior to being listed on the New York Stock Exchange in December 1997, and (ii) officers of the Company whose option exercise prices were greater than $10.875 per share were offered the opportunity to reprice their option exercise prices to $10.875 per share. In addition, under the terms of the Repricing Program, notwithstanding any prior vesting of the options, the vesting period of the repriced options was amended to provide that the repriced options vest over three years, with one-third of the shares subject to the repriced options vesting on March 6, 1998, and the remaining shares subject to the repriced options vesting in equal monthly installments at the end of each of the following twenty-four months. Certain options which vest at the rate of 10% per year for four years, and 60% on the fifth anniversary from the date of grant, retained the same vesting schedule except that the vesting commencement date was amended to March 6, 1997. All repriced options were extended to expire five years or six years, as applicable, after March
6, 1997. With respect to the Named Executive Officers, certain options for Messrs. Hod, Dogon and Kohavi were repriced, and certain options for Mr.
Gilo, the former Chairman of the Board, and Mr. Lubin, a former Executive
Vice President, were also repriced.

Submitted by the Compensation Committee:

     Lewis S. Broad
     Shigeru Iwamoto
     Andrew W. Schonzeit

     The following table sets forth the number of options repriced for the Named Executive Officers and the Directors for the fiscal year ended December 31, 1997:

                                                      OPTION REPRICINGS IN 1997

                                                         Number of                                                     Length of
                                                        Securities                                                     Original
                                                        Underlying      Market Price     Exercise                     Option Term
                                                          Options        at Time of   Price at Time  New Exercise    Remaining at
                                           Date of       Repriced        Repricing     of Repricing      Price          Date of
                 NAME                     Repricing         (#)              ($/Sh)        ($/Sh)        ($/Sh)        Repricing
 -------------------------------------   ------------   ----------       -----------    ------------  ----------     ------------
 Nathan Hod                                3/06/97       100,000           $9.875         $21.25        $10.875       4.75 years
      Chairman of the Board, Chief         3/06/97       100,000           $9.875         $21.25        $10.875       5.75 years
      Executive Officer and President

 Gerald Dogon                              3/06/97       100,000           $9.875         $21.25        $10.875       4.75 years
      Executive Vice President and         3/06/97       100,000           $9.875         $21.25        $10.875       5.75 years
      Chief Financial Officer

 Arnon Kohavi                              3/06/97        70,000           $9.875         $24.25        $10.875       4.87 years
      Vice President of
      Business Development

 Davidi Gilo                               3/06/97       350,000           $9.875         $22.75        $10.875       5.50 years
      Former Chairman of the Board         3/06/97       210,000           $9.875         $24.00        $10.875       4.75 years
                                           3/06/97       210,000           $9.875         $28.00        $10.875       4.75 years

 Michael Lubin                             3/06/97       400,000           $9.875         $18.250        $10.875       5.29 years
      Former Executive Vice President      3/06/97       400,000           $9.875         $18.250        $10.875       7.29 years
      (1)

---------------------
(1) Mr. Lubin left the Company in December 1997. All of Mr. Lubin's options have terminated, unexercised.

EMPLOYMENT AGREEMENTS

     Effective in November 1995, Nathan Hod entered into an amended and restated employment agreement with the Company, pursuant to which Mr. Hod served as Chief Executive Officer and President of the Company, and effective January 1, 1998, Mr. Hod entered into an employment agreement with the Company which replaced the prior agreement and pursuant to which he also serves as Chairman of the Board. The term of the agreement extends through December 31, 2000, with automatic annual one-year extensions until either party gives notice of termination, unless sooner terminated in accordance with the terms of the agreement. The agreement provides for an annual base salary of $250,000, with annual increases as may be determined by the Board of Directors in its discretion. In addition, Mr. Hod is entitled to participate in each bonus plan adopted by the Board of Directors. Mr. Hod's annual bonus under the agreement will be equal to (i) 25% of Mr. Hod's base salary should the Company meet 80% of its Yearly Plan during the term of Mr. Hod's employment; (ii) 50% of his base salary should the Company meet 100% of its Yearly Plan; and (iii) 100% of his base salary should the Company meet 120% of its Yearly Plan, with the bonus prorated if the Yearly Plan is met between 80% and 100%, or between 100% and 120%. The agreement may be terminated by Mr. Hod upon 90 days' prior written notice. In the event the Company terminates the agreement without cause (as defined in the agreement), the Company shall pay Mr. Hod a severance fee equal to his then-current-rate of fixed monthly salary multiplied by the number of months left until December 31, 2000, during which time Mr. Hod will remain as an employee of the Company in a non-policy making role. If the agreement is terminated for certain types of cause (as defined in the agreement), or Mr. Hod or the Company elect not to renew the agreement, the Company shall pay Mr. Hod a severance fee equal to his then-current-rate of fixed monthly salary multiplied by six (6). If the Company terminates the agreement for certain types of cause involving wilful misconduct, no severance will be paid. If Mr. Hod voluntarily elects to terminate his employment, then the Company shall pay Mr. Hod a severance fee equal to his then-current-rate of fixed monthly salary multiplied by the lesser of the number 18 or the number of months left in the original term of the agreement plus eight
(8).

     Effective January 1, 1998, Mr. Dogon entered into an employment agreement with the Company pursuant to which he serves as Chief Financial Officer and Executive Vice President. The term of the agreement extends through December 31, 2000, with automatic annual one-year extensions until either party gives notice of termination, unless sooner terminated in accordance with the terms of the agreement. The agreement provides for an annual base salary of $165,135, which amount includes an annual vehicle allowance, with annual increases as may be determined by the Board of Directors in its discretion. In addition, Mr. Dogon is entitled to participate in each bonus plan adopted by the Board of Directors. Mr. Dogon's annual bonus under the agreement will be equal to (i) 25% of Mr. Dogon's base salary should the Company meet 80% of its Yearly Plan during the term of Mr. Dogon's employment; (ii) 50% of his base salary should the Company meet 100% of its Yearly Plan; and (iii) 100% of his base salary should the Company meet 120% of its Yearly Plan, with the bonus prorated if the Yearly Plan is met between 80% and 100%, or between 100% and 120%. The agreement may be terminated by Mr. Dogon upon 90 days' prior written notice. In the event the Company terminates the agreement without cause (as defined in the agreement), the Company shall pay Mr. Dogon a severance fee equal to his then-current-rate of fixed monthly salary multiplied by the number of months left until December 31, 2000, during which time Mr. Dogon will remain as an employee of the Company in a non-policy making role. If the agreement is terminated for certain types of cause (as defined in the agreement), or Mr. Dogon or the Company elect not to renew the agreement, the Company shall pay Mr. Dogon a severance fee equal to his then-current-rate of fixed monthly salary multiplied by six (6). If the Company terminates the agreement for certain types of cause involving wilful misconduct, no severance will be paid. If Mr. Dogon voluntarily elects to terminate his employment, then the Company shall pay Mr. Dogon a severance fee equal to his then-current-rate of fixed monthly salary multiplied by the lesser of the number 12 or the number of months left in the original term of the agreement plus six (6).

     In September 1996, Stephen Pezzola entered into an employment agreement with the Company, which agreement was amended and restated effective as of January 1, 1998, pursuant to which Mr. Pezzola serves as General Counsel of the Company and devotes approximately 13 hours per week to his duties as General Counsel.

The term of the agreement extends through December 31, 1998, with automatic annual one-year extensions until either party gives notice of termination, unless sooner terminated in accordance with the terms of the agreement. The agreement provides that Mr. Pezzola receive an annual base salary of $115,000, with annual increases as may be determined by the Board of Directors in its discretion. In addition, Mr. Pezzola is entitled to participate in each bonus plan adopted by the Board of Directors, and may receive such other bonus pay in the discretion of the Compensation Committee.
If the Company terminates the agreement without cause (as defined in the agreement), the Company shall pay Mr. Pezzola a severance fee equal to the full amount of compensation that Mr. Pezzola could have expected to be paid under the agreement, during which time Mr. Pezzola will remain as an employee of the Company in a non-policy making role. If the agreement is terminated for certain types of cause (as defined in the agreement), or Mr. Pezzola or the Company elect not to renew the agreement, or Mr. Pezzola voluntarily elects to terminate his employment, the Company shall pay Mr. Pezzola a severance fee equal to his monthly salary at his then-current-rate of fixed salary compensation multiplied by three (3). If the Company terminates the agreement for certain types of cause involving wilful misconduct, no severance will be paid.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of Directors Broad, Iwamoto and Schonzeit.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

     COMPENSATION POLICY. The Company's Compensation Policy as established by the Compensation Committee is that Executive Officers' total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to such officers should be aligned with the interest of the Company's stockholders. The Company's executive compensation program is designed to attract and retain Executive Officers who will contribute to the Company's long-term success, to reward Executive Officers who contribute to the Company's financial performance and to link Executive Officer compensation and stockholder interests through the grant of stock options under the 1995 Employee and Consultant Stock Plan and the 1996 Stock Option Plan (the "Option Plans").

     Compensation of the Company's Executive Officers consists of three principal components: salary, bonus and long-term incentive compensation consisting of stock option grants.

     SALARY. The base salaries for the Company's Executive Officers are reviewed annually and set by the Compensation Committee. When setting base salary levels, in a manner consistent with the Compensation Committee's policy outlined above, the Committee considers competitive market conditions for executive compensation, Company performance and individual performance.

     BONUS. The Compensation Committee evaluated the performance and set bonuses payable to the Executive Officers for the 1997 fiscal year. The performance factors utilized by the Compensation Committee to determine whether bonuses should be awarded to Company Executive Officers for fiscal 1997 included the following: the level of sales of the Company's products during fiscal 1997; the officer's overall individual performance in his position and relative contribution to Company performance during the year; and the Board's desire to retain the Executive Officer in the face of considerable competition for executive talent within the industry. Based on the Company's performance in 1997, no bonuses were paid to Executive Officers for 1997 except to one Vice President of the Company. The bonuses of the Chief Executive Officer and the former Chairman of the Board were specified in employment agreements, subject to increase by the Compensation

Committee based on the performance factors discussed above. The Board of Directors or the Compensation Committee in the future may modify the foregoing criteria or select other performance factors with respect to Executive Officer bonuses for a given fiscal year.

     LONG-TERM INCENTIVE COMPENSATION.  The Company believes that option grants
(i) align executive interests with stockholder interests by creating a direct link between compensation and stockholder return, (ii) give executives a significant, long-term interest in the Company's success, and (iii) help retain key Executive Officers in a competitive market for executive talent.

     The Company's Option Plans authorize the Committee to grant stock options to employees and consultants, including Executive Officers. Option grants are made from time to time to Executive Officers whose contributions have or will have a significant impact on the Company's long-term performance. The Company's determination of whether option grants are appropriate each year is based upon individual performance measures established for each individual. Options are not necessarily granted to each Executive Officer during each year. Generally, options granted to Executive Officers vest 25% on the first anniversary of the date of grant and thereafter in equal monthly installments over a period of three years, and expire five years from the date of grant. Details on stock options granted to certain Executive Officers in 1997 are provided in the table entitled "Option Grants in 1997."

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. As described above in "Employment Agreements," the minimum salary and bonus of Nathan Hod, the Chief Executive Officer, are provided in an employment agreement and are subject to increases as determined by the Board of Directors. Mr. Hod's bonus under his employment agreement is based on the Company's performance each year. In 1997, the performance milestones set forth in Mr. Hod's employment agreement to determine the amount of his bonus were not met, and therefore no bonus was paid to Mr. Hod in 1997.

     COMPENSATION POLICY REGARDING DEDUCTIBILITY. The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to $1 million per year. For the fiscal year ended December 31, 1997, no Executive Officer of the Company received $1 million. It is not expected that the compensation to be paid to the Company's Executive Officers for fiscal 1998 will exceed the $1 million limit for any officer. The Company's Option Plans are structured so that any compensation deemed paid to an Executive Officer when he exercises an outstanding option under either of the Option Plans, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Compensation Committee currently intends to limit the dollar amount of all other compensation payable to the Company's Executive Officers to no more than $1 million.

Submitted by the Compensation Committee:

     Lewis S. Broad
     Shigeru Iwamoto
     Andrew W. Schonzeit

STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Standard & Poor's 500 Index and the Hambrecht & Quist Communications Index. The period shown commences on March 7, 1995, the date that the Company's Common Stock was registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and ends on December 31, 1997, the end of the Company's last fiscal year. The graph assumes an investment of $100 on March 7, 1995, and the reinvestment of any dividends.

     The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's Common Stock.

                             TOTAL RETURN TO STOCKHOLDERS

                          MARCH 7, 1995 TO DECEMBER 31, 1997

                                [EDGAR representation of graph]

                                       3/07/95          12/95        12/96       12/97
                                       -------          ------       ------      ------
DSP COMMUNICATIONS, INC.                $100            $436         $775         $480
S & P 500                                100             130          160          214
HAMBRECHT & QUIST COMMUNICATIONS         100             161          185          175


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective in November 1996, Davidi Gilo entered into an amended and restated employment agreement with the Company pursuant to which Mr. Gilo served as Chairman of the Board of Directors and devoted approximately 50% of his time to the Company. In November 1997, Mr. Gilo resigned as Chairman of the Board, and the Company amended Mr. Gilo's employment agreement pursuant to which Mr. Gilo serves as an advisor to Nathan Hod, the Company's Chief Executive Officer and Chairman of the Board, in a non-policy making capacity. The term of the amended agreement is through April 6, 1998, unless terminated by Mr. Gilo upon 90 days' prior written notice or extended and renewed by the parties. The agreement provides for an annual base salary of $300,000, with annual increases as may be determined by the Board of Directors in its discretion. In addition, Mr. Gilo was entitled to receive his annual bonus for 1997 which, under the agreement, will be equal to (i) 25% of Mr. Gilo's base salary should the Company meet 80% of its plan for revenues and earnings per share as presented to the Board in January of each year ("Yearly Plan"), during the term of Mr. Gilo's employment; (ii) 50% of his base salary should the Company meet 100% of its Yearly Plan; and (iii) 100% of his base salary should the Company meet 120% of its Yearly Plan, with the bonus prorated if the Yearly Plan is met between 80% and 100%, or between 100% and 120%. However, after December 31, 1997, Mr. Gilo is only entitled to receive bonuses as may be determined by the Board of Directors in its sole discretion. If the Company terminates the agreement without cause (as defined in the agreement), the Company shall pay to Mr. Gilo a severance/consulting fee equal to the total amount of compensation Mr. Gilo could have expected to receive under the agreement. If the Company terminates the agreement for certain types of cause (as defined in the agreement), Mr. Gilo is entitled to receive severance compensation equal to his monthly salary at his then-current-rate of fixed salary compensation salary multiplied by six (6). If Mr. Gilo voluntarily elects to terminate the agreement, or if either party elects not to renew the agreement, Mr. Gilo is entitled to receive severance compensation equal to his monthly salary at his then-current-rate of fixed salary compensation salary multiplied by eighteen (18). If the agreement is terminated for any reason other than for cause, Mr. Gilo is entitled to receive all of his accrued, but unused vacation days as of the date of termination, and to retain all of the Company's office equipment, computers, cellular telephones and furniture that he was using for Company business. If the Company terminates the agreement for certain types of cause involving wilful misconduct, no severance will be paid.

     Avraham Fischer, a Director of the Company, is a senior partner of the law firm of I. Fischer & Co., which serves as legal counsel on matters regarding Israeli law for the Company and its Israeli subsidiaries. The Company paid approximately $386,000 in legal fees to I. Fischer & Co. during 1997.

     The Company has entered into indemnification agreements with each of its Directors and Executive Officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law.

     The Company believes that the transactions described above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future material transactions between the Company and its officers, Directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the disinterested, nonemployee Directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's Directors, Executive Officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock to the Securities and Exchange Commission ("SEC"), and the New York Stock Exchange. Copies of these reports are also required to be delivered to the Company.

     Except as set forth below, the Company believes, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, that during fiscal 1997, all Reporting Persons complied with all applicable filing requirements: EXCEPTIONS: (i) Stephen Pezzola, the Company's General Counsel, inadvertently filed a late Form 4 relating to one transaction effected in February 1997; the required Form 4 was filed in March 1997; and (ii) Arnon Kohavi, a Vice President of the Company, inadvertently filed two late Form 4s relating to six transactions in January 1997 and six transactions in February 1997; the required Form 4s were filed in March 1997.

                                STOCKHOLDER PROPOSALS

     To be considered for presentation to the annual meeting of the Company's stockholders to be held in 1999, a stockholder proposal must be received by Stephen P. Pezzola, Secretary, DSP COMMUNICATIONS, INC., 20300 Stevens Creek Boulevard, Cupertino, California 95014, no later than December 1, 1998.

                                    OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                   By Order of the Board of Directors,

                                   /S/ Nathan Hod
                                   --------------------------------------
                                   Nathan Hod
                                   PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                   CHAIRMAN OF THE BOARD


March 30, 1998
Cupertino, California

                                     EXHIBIT A
                              DSP COMMUNICATIONS, INC.
                               1996 STOCK OPTION PLAN
                     (AS AMENDED AND RESTATED ON MAY 12, 1998)


1. PURPOSES OF THE PLAN. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants of the Company and its Subsidiaries and to promote the success of the Company s business. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant.

2.   DEFINITIONS.  As used herein, the following definitions shall apply:

     a. "ADMINISTRATOR" means the Board or any of the Committees appointed to administer the Plan.

     b. "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

     c. "APPLICABLE LAWS" means the legal requirements relating to the administration of stock option plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Options granted to residents therein.

     d.   "BOARD" means the Board of Directors of the Company.

     e.   "CODE" means the Internal Revenue Code of 1986, as amended.

     f. "COMMITTEE" means any committee appointed by the Board to administer the Plan.

     g.   "COMMON STOCK" means the common stock of the Company.

     h.   "COMPANY" means DSP Communications, Inc., a Delaware corporation.

     i. "CONSULTANT" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services as an independent contractor and is compensated for such services.

     j. "CONTINUING DIRECTORS" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

     k. "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means that the employment, director or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

     l. "CORPORATE TRANSACTION" means any of the following stockholder-approved transactions to which the Company is a party:


          i. a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

          ii. the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company s subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

          iii. any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

     m.   "COVERED EMPLOYEE" means an Employee who is a "covered employee" under
Section 162(m)(3) of the Code.

     n.   "DIRECTOR" means a member of the Board.

     o. "EMPLOYEE" means any person, including an Officer or Director, who is an employee of the Company or any Parent or Subsidiary of the Company for purposes of Section 422 of the Code. The payment of a director s fee by the Company shall not be sufficient to constitute "employment" by the Company.

     p.   "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     q. "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

          i. Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing sales price for a Share for the last market trading day prior to the time of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or
(B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

          ii.  In the absence of an established market of the type described in
(i), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith.

     r. "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

     s. "NON-QUALIFIED STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

     t. "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     u.   "OPTION" means a stock option granted pursuant to the Plan.

     v. "OPTION AGREEMENT" means the written agreement evidencing the grant of an Option executed by the Company and the Optionee, including any amendments thereto.

     w.   "OPTIONED STOCK" means the Common Stock subject to an Option.

     x. "OPTIONEE" means an Employee, Director or Consultant who receives an Option under the Plan.

     y. "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     z. "PERFORMANCE - BASED COMPENSATION" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

     aa.  "PLAN" means this 1996 Stock Option Plan.

     bb. "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

     cc.  "SHARE" means a share of the Common Stock.

     dd. "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.   STOCK SUBJECT TO THE PLAN.

     a. Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 5,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.


     b. If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option exchange program, such unissued or retained Shares shall become available for future grant under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.   ADMINISTRATION OF THE PLAN.

     a.   PLAN ADMINISTRATOR.

          i. ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS. With respect to grants of Options to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or
(B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.
          ii. ADMINISTRATION WITH RESPECT TO CONSULTANTS AND OTHER EMPLOYEES. With respect to grants of Options to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Options and may limit such authority by requiring that such Options must be reported to and ratified by the Board or a Committee within six (6) months of the grant date, and if so ratified, shall be effective as of the grant date.

          iii. ADMINISTRATION WITH RESPECT TO COVERED EMPLOYEES. Notwithstanding the foregoing, grants of Options to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee granting Options qualifying as Performance-Based Compensation. In the case of such Options granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

          iv. ADMINISTRATION ERRORS. In the event an Option is granted in a manner inconsistent with the provisions of this subsection (a), such Option shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

     b. POWERS OF THE ADMINISTRATOR. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

          i. to select the Employees, Directors and Consultants to whom Options may be granted from time to time hereunder;

          ii. to determine whether and to what extent Options are granted hereunder;

          iii. to determine the number of Shares to be covered by each Option granted hereunder;

          iv.  to approve forms of Option Agreement for use under the Plan;

          v. to determine the terms and conditions of any Option granted hereunder;

          vi. to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Optionees favorable treatment under such laws; provided, however, that no Option shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

          vii. to amend the terms of any outstanding Option granted under the Plan, including a reduction in the exercise price of any Option to reflect a reduction in the Fair Market Value of the Common Stock since the grant date of the Option, provided that any amendment that would adversely affect the Optionee s rights under an outstanding Option shall not be made without the Optionee s written consent;

          viii. to construe and interpret the terms of the Plan and Options granted pursuant to the Plan; and

          ix. to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

     c. EFFECT OF ADMINISTRATOR'S DECISION. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

5. ELIGIBILITY. Non-Qualified Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. An Employee, Director or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options. Options may be granted to such Employees of the Company and its subsidiaries who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6.   TERMS AND CONDITIONS OF OPTIONS.

     a. DESIGNATION OF OPTIONS. Each Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

     b. CONDITIONS OF OPTION. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Option including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in vesting corresponding to the degree of achievement as specified in the Option Agreement.

     c. INDIVIDUAL OPTION LIMIT. The maximum number of Shares with respect to which Options may be granted to any Employee in any fiscal year of the Company shall be eight hundred thousand (800,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company s capitalization pursuant to Section 10, below. To the extent required by
Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an Employee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Employee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

     d. TERM OF OPTION. The term of each Option shall be the term stated in the Option Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     e. TRANSFERABILITY OF OPTIONS. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Non-Qualified Stock Options shall be transferable to the extent provided in the Option Agreement.

     f. TIME OF GRANTING OPTIONS. The date of grant of an Option shall for all purposes, be the date on which the Administrator makes the determination to grant such Option, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

7.   OPTION EXERCISE PRICE, CONSIDERATION AND TAXES.

     a.   EXERCISE PRICE.  The exercise price for an Option shall be as follows:

          i.   In the case of an Incentive Stock Option:

               (1) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

               (2) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          ii. In the case of Options intended to qualify as Performance-Based Compensation, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          iii. In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

     b. CONSIDERATION. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise of an Option including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

          i.   cash;

          ii.  check;

          iii. delivery of Optionee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

          iv. surrender of Shares (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

          v. delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

          vi.  any combination of the foregoing methods of payment.

     c. TAXES. No Shares shall be delivered under the Plan to any Optionee or other person until such Optionee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Option, the Company shall withhold or collect from Optionee an amount sufficient to satisfy such tax obligations.

8.   EXERCISE OF OPTION.

     a.   PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER.

          i. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Option Agreement.

          ii. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Optioned Stock, notwithstanding the exercise of an Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Option Agreement or Section 10, below.

     b. EXERCISE OF OPTION FOLLOWING TERMINATION OF EMPLOYMENT, DIRECTOR OR CONSULTING RELATIONSHIP.

          i. Upon termination of an Optionee's Continuous Status as an Employee, Director or Consultant, other than upon the Optionee's death or disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          ii. DISABILITY OF OPTIONEE. If an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise the Option to the extent the Option is vested on the date of termination, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement). If such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three months and one day following such termination. If, on the date of termination, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          iii. DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) to the extent vested on the date of death. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     c. BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

9.   CONDITIONS UPON ISSUANCE OF SHARES.

     a. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     b. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Option.

11.  CORPORATE TRANSACTIONS.

     a. In the event of any Corporate Transaction, each Option which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Option. However, an outstanding Option under the Plan shall not so fully vest and be exercisable and released from such limitations if and to the extent: (i) such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or Parent thereof or to be replaced with a comparable Option with respect to shares of the capital stock of the successor corporation or Parent thereof, (ii) such Option is to be replaced with a cash incentive program of the successor corporation which preserves the compensation element of such Option existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Option or
(iii) the vesting, exercisability and release from such limitations of such Option is subject to other limitations imposed by the Administrator at the time of the grant of the Option. The determination of Option comparability under clause (i) above shall be made by the Administrator, and its determination shall be final, binding and conclusive.

     b. Effective upon the consummation of the Corporate Transaction, all outstanding Options under the Plan shall terminate and cease to remain outstanding, except to the extent assumed by the successor company or its Parent.

     c.   The portion of any Incentive Stock Option accelerated under this
Section 11 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

     12. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated.

     13.  AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.


          A. The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          B. No Option may be granted during any suspension of the Plan or after termination of the Plan.

          C. Any amendment, suspension or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     14.  RESERVATION OF SHARES.

          A. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          B. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     15. NO EFFECT ON TERMS OF EMPLOYMENT. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company s right to terminate his or her employment or consulting relationship at any time, with or without cause.


     16. STOCKHOLDER APPROVAL. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall terminate.